EXHIBIT 21

            SUBSIDIARIES OF THE REGISTRANT


SUBSIDIARIES OF HARBOR:
----------------------
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

                                         STATE OR OTHER           PERCENTAGE
SUBSIDIARIES:                     JURISDICTION OF INCORPORATION    OWNERSHIP
------------                      -----------------------------   -----------
Harbor Federal Savings Bank                United States             100%

Subsidiaries of Harbor Federal
------------------------------
  Savings Bank:
  ------------

Harbor Service Corporation                 Maryland                  100%
Bank Street Mortgage Company               Maryland                  100%

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